                       [DELTA GALIL INDUSTRIES LTD. LOGO]


                                                                EARNINGS RELEASE
                                                                ----------------

                 DELTA GALIL REPORTS THIRD QUARTER 2006 RESULTS
                 ----------------------------------------------

o Revenues in the third quarter of 2006 rose 7.0% to $184.0 million, compared to the third quarter of 2005.

o Operating income in the third quarter of 2006 was $8.2 million compared to an operating loss of $21.6 million in the third quarter of 2005, and compared to $0.0 million operating income which excluded reorganization expenses and impairment of assets.

o Net income in the third quarter of 2006 was $3.2 million $0.17 diluted earnings per share compared to a loss of $22.8 million $1.22 diluted earnings per share in the third quarter of 2005 and compared to a loss of $2.2 million, or $0.12 diluted loss per share, which excluded reorganization expenses and impairment of assets.

        TEL AVIV, ISRAEL - NOVEMBER 7, 2006 - DELTA GALIL INDUSTRIES LTD. (NASDAQ: DELT), ("Delta") the global provider of private label ladies' intimate apparel, socks, men's underwear, baby-wear and leisurewear, today reported third quarter 2006 revenues of $184.0 million compared to $172.0 million in revenues reported in the third quarter of 2005, an increase of 7.0%.

        Revenues for the first nine months of 2006 were $532.6 million, compared to $514.3 million in the first nine months of 2005, an increase of 3.6%.

        Operating income in the quarter was $8.2 million, compared to an operating loss of $21.6 million in the comparable quarter of last year.

        Operating income in the third quarter of 2006 was $8.2 million, compared to $0.0 million operating income reported in the third quarter of 2005, which excluded reorganization expenses and impairment of assets.

                       [DELTA GALIL INDUSTRIES LTD. LOGO]

        Operating income for the first nine months of 2006 was $17.2 million, compared to an operating loss of $25.3 million in the first nine months of 2005.

        Operating income for the nine-month period of 2006 was $18.9 million, compared to an operating loss of $3.2 million reported in the same period of last year, which excluded reorganization expenses and impairment of assets.

        Net income in the third quarter of 2006 was $3.2 million, or $0.17 diluted earnings per share, compared to a loss of $22.8 million, or $1.22 diluted loss per share, reported in the third quarter of 2005.

        Net income in the third quarter of 2006 was $3.2 million, or $0.17 diluted earnings per share, compared to a loss of $2.2 million, or $0.12 diluted loss per share, reported in the third quarter of last year, which excluded reorganization expenses and impairment of assets.

        Net income for the first nine months of 2006 was $2.7 million, or $0.15 diluted earnings per share, compared to a loss of $28.7 million, or $1.54 diluted loss per share, reported in the same period of last year.

        Net income for the first nine months of 2006 was $4.4 million, or $0.24 diluted earnings per share, compared to a loss of $7.9 million, or $0.42 diluted loss per share, reported in the first nine months of 2005, which excluded reorganization expenses and impairment of assets.

        The Company had positive operating cash flow of $4.8 million in the quarter, compared to positive operating cash flow of $9.2 million in the third quarter of last year.

        Operating cash flow for the first nine months was positive $15.6 million, compared to positive operating cash flow of $0.4 million achieved in the first nine months of 2005.

                       [DELTA GALIL INDUSTRIES LTD. LOGO]

        Mr. Dov Lautman, Chairman of the board of directors, stated, "Revenues in the third quarter increased in all markets in which we operate despite the continued erosion in selling prices. We saw an improvement in the operating results in all our divisions, which we attribute to an increase in sales as well as the continued successful implementation of our reorganization plan."

        Mr. Lautman added: "As previously announced in June 2006, Mr. Aviram Lahav commenced his new position as CEO of Delta on November 1, 2006. Aviram first joined Delta in 1997 as Chief Financial Officer and had served as the CEO of the US Upper market division since March 2004. The Board and I are confident that Aviram has the experience and managerial abilities to effectively lead the Company going forward. We wish him much success in his new role".


                                      REVENUES BY GEOGRAPHIC AREA ($ MILLIONS)
                                      ----------------------------------------


                                    THIRD QUARTER                             NINE MONTHS ENDED SEPTEMBER 30
                    --------------------------------------------     ---------------------------------------------
                                %                  %                             %                  %
                              FROM                FROM                         FROM                FROM
                              TOTAL               TOTAL      %                 TOTAL               TOTAL       %
                     2006     SALES     2005      SALES     CHG.      2006     SALES      2005     SALES      CHG
                    -----     -----    ------     -----    -----     -----     -----     -----     -----    ------
NORTH AMERICA       110.9      60.3     102.8      59.8      7.9     322.9      60.6     305.6      59.5      5.7

EUROPE               57.4      31.2      55.2      32.1      4.0     167.0      31.4     169.9      33.0     (1.7)

ISRAEL               15.7       8.5      14.0       8.1     12.1      42.7       8.0      38.8       7.5     10.0
                    -----               -----                        -----               -----
TOTAL               184.0     100.0     172.0     100.0      7.0     532.6     100.0     514.3     100.0      3.6
                    =====               =====                        =====               =====

                       [DELTA GALIL INDUSTRIES LTD. LOGO]


            REVENUES AND OPERATING RESULTS BY DIVISIONS ($ MILLIONS)
            --------------------------------------------------------

                                  THIRD QUARTER
                                  -------------


                                                                                                    NON-RECURRING ITEMS
                                                                                     ---------------------------------------------
                                                                     OPERATING
                                                                    PROFIT (LOSS)                           IMPAIRMENT
                                                                    BEFORE NON-        REORGANIZATION        OF FIXED   IMPAIRMENT
                                             SALES                RECURRING ITEMS         EXPENSES            ASSETS    OF GOODWILL
                                 ------------------------------   ---------------         --------            ------    -----------
                                                        %
                                    2006      2005     CHG.        2006       2005          2005               2005         2005
                                    ----      ----     ----        ----       ----          ----               ----         ----
DELTA USA                           73.8      70.3     5.0          4.1        3.1           1.1                1.5

U.S. UPPER MARKET                   24.5      20.7    18.3          0.8       (0.4)          1.6                3.5          1.1

EUROPE                              42.5      40.7     4.4          2.8       (1.2)          1.5

SOCKS-US & EUROPE                   28.7      29.2    (1.6)        (0.3)      (1.1)          4.1                             3.4

DELTA MARKETING ISRAEL              14.1      12.9     8.8          1.8        1.6

SEAM-LESS                           4.8        4.5     7.0         (0.5)      (1.2)                             2.4

ADJUSTMENTS & OTHERS               (4.4)      (6.3)                (0.5)      (0.8)         0.4                              1.0
                                   -----     -----                 -----      ----         ----                ----         ----
TOTAL                              184.0     172.0     7.0          8.2        --           8.7                 7.4          5.5
                                   -----     =====                 =====      ----         ====                ====         ====
IMPAIRMENT OF FIXED ASSETS                                                     7.4
REORGANIZATION EXPENSES                                                        8.7
IMPAIRMENT OF GOODWILL                                                         5.5
                                                                    ____      ----
TOTAL  OPERATING PROFIT (LOSS)
                                                                    8.2      (21.6)
                                                                    ===       =====

                       [DELTA GALIL INDUSTRIES LTD. LOGO]

                         NINE MONTHS ENDED SEPTEMBER 30
                         ------------------------------


                                                                                                       NON-RECURRING ITEMS
                                                                                      ----------------------------------------------
                                                                    OPERATING
                                                                   PROFIT (LOSS)                           IMPAIRMENT
                                                                    BEFORE NON-        REORGANIZATION        OF FIXED    IMPAIRMENT
                                             SALES                RECURRING ITEMS         EXPENSES            ASSETS     OF GOODWILL
                                 ------------------------------   ---------------         --------            ------     -----------
                                                        %
                                   2006       2005     CHG.       2006        2005       2006   2005          2005          2005
                                  ------     -----    -----      -----       -----       ----   ----          -----         -----
DELTA USA                          210.9     208.5     1.2        10.3         7.1              1.1            1.5

U.S. UPPER MARKET                   71.9      59.2    21.4         2.7        (4.2)             1.6            3.5            1.1

EUROPE                             124.3     121.5     2.3         4.3        (3.2)             2.0

SOCKS-US & EUROPE                   87.3      93.1    (6.3)        -,-         0.7              4.1                           3.4

DELTA MARKETING ISRAEL              38.5      35.8     7.4         4.6         3.7

SEAM-LESS                           12.0      15.2   (21.1)       (1.0)       (6.2)                            2.4

ADJUSTMENTS & OTHERS               (12.3)    (19.0)               (2.0)       (1.1)       1.7   0.4                           1.0
                                  ------     -----               -----       -----       ----                 -----         -----
TOTAL                              532.6     514.3     3.6        18.9        (3.2)       1.7   9.2            7.4            5.5
                                  ======     =====    =====      =====       =====       ====   ====          =====         =====
IMPAIRMENT OF FIXED ASSETS                                                     7.4
REORGANIZATION EXPENSES                                            1.7         9.2
IMPAIRMENT OF GOODWILL                                                         5.5
                                                                 -----
TOTAL  CONSOLIDATED
OPERATING PROFIT (LOSS)                                           17.2       (25.3)
                                                                 =====      ======


        DELTA GALIL is a leading global manufacturer of quality apparel sold under brands such as Calvin Klein, Hugo Boss, Nike, Ralph Lauren. Recognized for product innovation and development, Delta's products are sold worldwide through retailers including Wal-Mart, Marks & Spencer, Target, Victoria's Secret, JC Penney, Hema, and others. Headquartered in Israel, Delta operates manufacturing facilities in Israel, Jordan, Egypt, Turkey, Bulgaria, Central America ,the Caribbean and the Far East. For more information, please visit our website: www.deltagalil.com.

                       [DELTA GALIL INDUSTRIES LTD. LOGO]



        THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS AS THAT TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH STATEMENTS ARE BASED ON THE CURRENT EXPECTATIONS OF THE MANAGEMENT OF DELTA GALIL INDUSTRIES LTD. (THE COMPANY) ONLY, AND ARE SUBJECT TO A NUMBER OF RISK FACTORS AND UNCERTAINTIES, INCLUDING BUT NOT LIMITED TO CHANGES IN QUOTAS ,OUR DEPENDENCE ON A FEW SIGNIFICANT CUSTOMERS; OUR ANTICIPATED GROWTH STRATEGIES; OUR INTENTION TO INTRODUCE NEW PRODUCTS; ANTICIPATED TRENDS IN OUR BUSINESS; FUTURE EXPENDITURES FOR CAPITAL PROJECTS; AND OUR ABILITY TO CONTINUE TO CONTROL COSTS AND MAINTAIN QUALITY WHICH COULD CAUSE THE ACTUAL RESULTS OR PERFORMANCE OF THE COMPANY TO DIFFER MATERIALLY FROM THOSE DESCRIBED THEREIN.



        FOR A MORE DETAILED DESCRIPTION OF THE RISK FACTORS AND UNCERTAINTIES AFFECTING THE COMPANY, REFER TO THE COMPANY'S REPORTS FILED FROM TIME TO TIME WITH THE SECURITIES AND EXCHANGE COMMISSION



CONTACTS:
---------
YOSSI HAJAJ              DELTA GALIL INDUSTRIES LTD.        TEL: +972-3-519-3744

U.S. INVESTORS

KATHY PRICE              THE GLOBAL CONSULTING GROUP        TEL: +1-646-284-9430

                                                 [DELTA GALIL INDUSTRIES LTD.]

                                         CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                         ------------------------------------------



                                                                     NINE MONTHS ENDED              THREE MONTHS ENDED
                                                                         SEPTEMBER 30                   SEPTEMBER 30
                                                                  ------------------------        ------------------------
                                                                    2006            2005            2006            2005
                                                                  --------        --------        --------        --------
                                                                           In US $ thousand (except per share data)
                                                                  --------------------------------------------------------
REVENUES                                                           532,571         514,294         184,030         171,957
COST OF REVENUES                                                   431,822         436,552         147,804         144,734
                                                                  --------        --------        --------        --------
GROSS PROFIT                                                       100,749          77,742          36,226          27,223
SELLING, MARKETING, GENERAL AND ADMINISTRATIVE EXPENSES:
SELLING AND MARKETING EXPENSES                                      67,299          65,502          22,590          22,566
GENERAL AND ADMINISTRATIVE EXPENSES                                 14,541          14,853           5,325           4,466
CAPITAL (GAIN) LOSS FROM REALIZATION OF ASSETS                        (514)             43             (68)              8
IMPAIRMENT OF FIXED ASSET                                                            7,415                           7,415
REORGANIZATION EXPENSES                                              1,663           9,102                           8,641
GOODWILL IMPAIRMENT                                                                  5,505                           5,505
AMORTIZATION OF INTANGIBLE ASSET                                       553             593             185             183
                                                                  --------        --------        --------        --------
OPERATING INCOME (LOSS)                                             17,207         (25,271)          8,194         (21,561)
FINANCIAL EXPENSES - NET                                             9,473           7,159           3,167           2,718
OTHER INCOME - NET                                                                     300
                                                                  --------        --------        --------        --------
INCOME (LOSS) BEFORE TAXES ON INCOME                                 7,734         (32,130)          5,027         (24,279)
TAXES ON INCOME (TAX SAVING)                                         4,622          (3,352)          1,627          (1,284)
                                                                  --------        --------        --------        --------
INCOME (LOSS) AFTER TAXES ON INCOME                                  3,112         (28,778)          3,400         (22,995)
SHARE IN PROFITS (LOSS) OF AN ASSOCIATED COMPANY                                        (6)                             77
MINORITY INTEREST IN LOSSES (PROFITS) OF SUBSIDIARIES - NET           (377)             41            (155)             92
NET INCOME (LOSS) FOR THE PERIOD                                     2,735         (28,743)          3,245         (22,826)
                                                                  ========        ========        ========        ========
EARNINGS (LOSS) PER SHARE - BASIC                                     0.15           (1.54)           0.17           (1.22)
                                                                  ========        ========        ========        ========
EARNINGS (LOSS) PER SHARE - DILUTED                                   0.15           (1.54)           0.17           (1.22)
                                                                  ========        ========        ========        ========
WEIGHTED AVERAGE NUMBER OF SHARES - IN THOUSANDS:
BASIC                                                               18,696          18,695          18,698          18,695
                                                                  ========        ========        ========        ========
DILUTED                                                             18,698          18,703          18,750          18,695
                                                                  ========        ========        ========        ========

                                [DELTA GALIL INDUSTRIES LOGO]

                             CONDENSED CONSOLIDATED BALANCE SHEET
                             ------------------------------------



                                                               SEPTEMBER 30       DECEMBER 31
                                                          ---------------------   -----------
                                                            2006          2005        2005
                                                          -------       -------   -----------
                                                                     In US $ thousands
                                                          -----------------------------------
     ASSETS:
CURRENT ASSETS:
CASH AND CASH EQUIVALENTS                                   9,060         8,736        14,595
ACCOUNTS RECEIVABLE:
TRADE                                                     115,637       103,093       104,424
OTHER                                                      12,038        13,567        13,244
INVENTORIES                                               131,201       150,437       147,142
PROPERTY, PLANT AND EQUIPMENT FOR SALE                      4,532                       7,420
DEFERRED INCOME TAXES                                       4,845         7,243         4,726
                                                          -------       -------   -----------
     TOTAL CURRENT ASSETS                                 277,313       283,076       291,551
                                                          -------       -------   -----------

INVESTMENTS AND LONG-TERM RECEIVABLES                       9,140         8,025         7,436
                                                          -------       -------   -----------
PROPERTY, PLANT AND EQUIPMENT                             100,879       117,416       109,131
                                                          -------       -------   -----------
OTHER ASSETS AND DEFERRED CHARGES                          55,266        53,399        53,956
                                                          -------       -------   -----------
INTANGIBLE ASSETS                                          13,820        14,185        14,499
                                                          -------       -------   -----------
     TOTAL ASSETS                                         456,418       476,101       476,573
                                                          =======       =======   ===========
     LIABILITIES AND SHAREHOLDERS EQUITY:
CURRENT LIABILITIES:
SHORT-TERM BANK CREDIT                                    125,786       107,498       110,183
TRADE                                                      60,581        50,727        61,255
OTHER                                                      33,817        39,514        39,164
                                                          -------       -------   -----------
     TOTAL CURRENT LIABILITIES                            220,184       197,739       210,602
                                                          -------       -------   -----------
LONG-TERM LIABILITIES:
BANK LOANS AND OTHER LIABILITIES                           36,172        74,304        69,677
LIABILITY FOR EMPLOYEE RIGHTS UPON RETIREMENT               8,127         8,091         7,850
DEFERRED INCOME TAXES                                       1,416         1,526         1,267
     TOTAL LONG-TERM LIABILITIES                           45,715        83,921        78,794
                                                          -------       -------   -----------

     TOTAL LIABILITIES                                    265,899       281,660       289,396
MINORITY INTEREST                                           2,850         2,425         2,863
SHAREHOLDERS' EQUITY                                      187,669       192,016       184,314
                                                          -------       -------   -----------
     TOTAL LIABILITIES AND SHAREHOLDERS EQUITY            456,418       476,101       476,573
                                                          =======       =======   ===========


                                                [DELTA GALIL INDUSTRIES LOGO]

                                         CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW
                                         ---------------------------------------------

                                                                            NINE MONTHS ENDED            THREE MONTHS ENDED
                                                                              SEPTEMBER 30                 SEPTEMBER 30
                                                                         ----------------------        ----------------------
                                                                           2006          2005           2006            2005
                                                                         -------        -------        -------        -------
                                                                                           In US $ thousands
                                                                         ----------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
NET INCOME (LOSS) FOR THE PERIOD                                           2,735        (28,743)         3,245        (22,826)
ADJUSTMENT REQUIRED TO REFLECT THE CASH FLOWS FROM OPERATING ACTIVITIES   12,820         29,154          1,572         32,037
                                                                         -------        -------        -------        -------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                 15,555            411          4,817          9,211
                                                                         -------        -------        -------        -------

CASH FLOWS FROM INVESTING ACTIVITIES:-

PURCHASE OF FIXED ASSETS                                                  (4,374)       (10,318)        (1,288)        (4,315)
ADDITIONAL PAYMENT FOR THE ACQUISITION OF A SUBSIDIARY                    (1,245)          (950)
PROCEEDS FROM REALIZATION OF FIXED ASSETS                                  1,031            300            243             29
PROCEEDS FROM REALIZATION OF ASSETS HELD FOR SALE                          2,846                           750
PROCEEDS FROM REALIZATION OF INVESTMENT IN ASSOCIATED COMPANY                               300
OTHER                                                                       (994)          (550)           (88)           170
                                                                         -------        -------        -------        -------
NET CASH USED IN INVESTING ACTIVITIES                                     (2,736)       (11,218)          (383)        (4,116)
                                                                         -------        -------        -------        -------
CASH FLOWS FROM FINANCING ACTIVITIES:

LONG-TERM BANK LOANS - NET                                               (39,748)       (20,333)        (6,800)        (9,222)
SHORT-TERM BANK CREDIT - NET                                              21,846         19,153            929          6,200
OTHER                                                                       (487)        (1,359)           (26)          (827)
                                                                         -------        -------        -------        -------
NET CASH USED IN FINANCING ACTIVITIES                                    (18,389)        (2,539)        (5,897)        (3,849)
                                                                         -------        -------        -------        -------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                          (5,570)       (13,346)        (1,463)         1,246
TRANSLATION IN DIFFERENCES IN CASH AND CASH EQUIVALENTS                       35            (68)
BALANCE OF CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD               14,595         22,150         10,523          7,490
                                                                         -------        -------        -------        -------
BALANCE OF CASH AND CASH EQUIVALENTS AT END OF PERIOD                      9,060          8,736          9,060          8,736
                                                                         =======        =======        =======        =======

                                                 [DELTA GALIL INDUSTRIES LOGO]


                                        CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW
                                        ---------------------------------------------


                                                                          NINE MONTHS ENDED             THREE MONTHS ENDED
                                                                            SEPTEMBER 30                  SEPTEMBER 30
                                                                       ----------------------        ----------------------
                                                                         2006          2005           2006           2005
                                                                       -------        -------        -------        -------
                                                                                          In US $ thousands
                                                                       ----------------------------------------------------
ADJUSTMENT REQUIRED TO REFLECT THE CASH FLOWS FROM
OPERATING ACTIVITIES:

INCOME AND EXPENSES NOT INVOLVING CASH FLOWS:
DEPRECIATION AND AMORTIZATION                                           11,477         11,842          4,001          3,595
REORGANIZATION EXPENSES AND IMPAIRMENT OF ASSETS                         1,241         20,739           (422)        20,594
DEFERRED INCOME TAXES - NET                                                 20         (6,928)           145           (968)
CAPITAL GAIN FROM REALIZATION OF INVESTMENT IN ASSOCIATE COMPANY                         (300)
CAPITAL (GAIN) LOSS FROM REALIZATION OF ASSETS                            (514)            43            (68)             8
OTHER                                                                      721            (60)            99           (254)
                                                                       -------        -------        -------        -------
                                                                        12,945         25,336          3,755         22,975
                                                                       -------        -------        -------        -------
CHANGES IN OPERATING ASSETS AND LIABILITIES ITEMS:


INCREASE IN ACCOUNTS RECEIVABLE                                        (10,268)        (1,643)        (6,311)        (3,197)
DECREASE IN ACCOUNTS PAYABLE AND ACCRUALS                               (5,837)       (27,713)          (590)        (4,089)
DECREASE IN INVENTORIES                                                 15,980         33,174          4,718         16,348
                                                                       -------        -------        -------        -------
                                                                          (125)         3,818         (2,183)         9,062
                                                                       -------        -------        -------        -------
                                                                        12,820         29,154          1,572         32,037
                                                                       =======        =======        =======        =======


                                               [DELTA GALIL INDUSTRIES LOGO]



                                   RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL RESULTS
                                   -----------------------------------------------------

                                                                        NINE MONTHS ENDED           THREE MONTHS ENDED
                                                                           SEPTEMBER 30                 SEPTEMBER 30
                                                                      ----------------------        ---------------------
                                                                        2006          2005           2006           2005
                                                                      -------        -------        -------       -------
                                                                             In US $ thousands (except per share data)
                                                                      ---------------------------------------------------

OPERATING INCOME (LOSS)-AS REPORTED                                    17,207        (25,271)         8,194       (21,561)

NON-GAAP MEASURES:

IMPAIRMENT OF FIXED ASSETS                                              7,415          7,415

GOODWILL IMPAIRMENT                                                     5,505          5,505

REORGANIZATION EXPENSES                                                 1,663          9,102                        8,641
                                                                      -------        -------        -------       -------
OPERATING INCOME (LOSS) FOR THE PERIOD BEFORE NON-GAAP MEASURES        18,870         (3,249)         8,194             0
                                                                      =======        =======        =======       =======
NET INCOME (LOSS) FOR THE PERIOD-AS REPORTED                            2,735        (28,743)         3,245       (22,826)

NON-GAAP MEASURES:

IMPAIRMENT OF FIXED ASSETS                                                             7,415                        7,415

GOODWILL IMPAIRMENT                                                                    5,505                        5,505

REORGANIZATION EXPENSES                                                 1,663          9,102                        8,641

OTHER INCOME                                                                            (300)

TAX BENEFIT                                                                             (914)                        (914)
                                                                      -------        -------        -------       -------
NET INCOME (LOSS) FOR THE PERIOD BEFORE NON-GAAP MEASURES               4,398         (7,935)         3,245        (2,179)
                                                                      =======        =======        =======       =======
DILUTED EARNINGS (LOSS) PER SHARE ($) BEFORE NON-GAAP MEASURES           0.24          (0.42)          0.17         (0.12)
                                                                      =======        =======        =======       =======
